UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) July 20, 2005


                           ASTRATA GROUP INCORPORATED
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             (Exact Name of Registrant as Specified in Its Charter)


                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)


              000-32475                                84-1408762
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       (Commission File Number)            (IRS Employer Identification No.)


     1801 Century Park East, Suite 1830, Los Angeles, California 90067-2320
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               (Address of Principal Executive Offices) (Zip Code)


                                 (310) 282-8646
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, If Changed Since Last Report)


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                            SECTION 8 -- OTHER EVENTS

Item 8.01 Other Events

      On July 20, 2005, ASTRATA GROUP INCORPORATED, a Nevada corporation ("Astrata"), announced its financial results for the first quarter of fiscal 2006, ending May 31, 2005.

      Total revenue for the quarter rose to $3.5 million for the quarter ended May 31, 2005 compared with $3.3 million in total revenue for the same period prior year. Gross profit increased approximately $31,000 in the first quarter of fiscal 2006 to $1.36 million from $1.33 million in the first quarter of fiscal 2005.

      Net loss for the first quarter of fiscal 2006 was approximately $2.78 million, or $0.24 per fully diluted share, compared to net income of just under $81,000 in first quarter fiscal 2005, or $0.01 per fully diluted share. Selling, general and administration expenses for the first quarter of fiscal 2006 were $3.25 million, up from $1.12 million in the same period of the prior year.

                 SECTION 9 -- FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

      A copy of the press release is attached hereto as Exhibit 99.1.


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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2005                       ASTRATA GROUP INCORPORATED


                                           By: /s/ Trevor Venter
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                                               Trevor Venter
                                               Chief Executive Officer


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